Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of UTStarcom, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

In connection with the Report, we, Peter Blackmore and Viraj J. Patel, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2009

By:	/s/ PETER BLACKMORE
Name: Peter Blackmore
Title: Chief Executive Officer and President

By:	/s/ VIRAJ J. PATEL
Name: Viraj J. Patel
Title: Interim Chief Financial Officer